                                                                     Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 17, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of Cohen & Steers Special Equity Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" in such Registration Statement.


PricewaterhouseCoopers LLP


New York, New York
July 15, 2004